Exhibit 99.1

OPNET Announces Record Financial Results for Fourth Quarter of Fiscal 2010

June Dividend Increased to $0.10 Per Share

BETHESDA, MD—May 11, 2010—OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of solutions for managing networks and applications, today announced that revenue for the fourth fiscal quarter, ended March 31, 2010, was $34.4 million, compared to $28.9 million for the same quarter in the prior fiscal year. Diluted earnings per share for the fourth quarter of fiscal 2010 were $0.11, compared to negative $0.00 for the same quarter in the prior fiscal year. The Company also announced today a quarterly dividend of $0.10 per share, which represents one quarter of the Company’s fiscal 2011 annual dividend target of $0.40, payable on June 30, 2010 to stockholders of record as of the close of business on June 15, 2010. The Company paid a total dividend of $0.36 per share during fiscal 2010.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to report strong execution during the first calendar quarter of 2010. We achieved several noteworthy financial records, including total revenue of $34.4 million, product revenue of $16.2 million, total cash and cash equivalents of $104.7 million, and deferred revenue of $43.4 million.”

Mr. Cohen continued, “Our application performance management (APM) solutions continue to drive sales growth. APM product sales accounted for 54% of our total product bookings during the quarter, and increased 36% over the same quarter last year. Our APM product sales decreased sequentially from the third quarter of fiscal 2010 by 14%; however, we expected a sequential decline given that December represents a seasonally strong quarter for corporate enterprises. We believe that the year-over-year growth in APM is being driven by both superior analytics, and our end-to-end solutions that span networks, applications, and systems. We further believe that these competitive advantages can generate sustained growth in product revenue and profitability over the long term. More importantly, the quarter’s success demonstrates our increasing ability to penetrate the multi-billion dollar APM market.”

The Company’s fourth quarter fiscal 2010 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the Fourth Quarter of Fiscal 2010:

•

Total revenue increased year-over-year 19.1% to $34.4 million from $28.9 million for the same quarter of fiscal 2009. Total revenue for the quarter increased sequentially 2.6% from $33.6 million for the third quarter of fiscal 2010.

•

Product revenue increased year-over-year by 51.4% to $16.2 million from $10.7 million for the same quarter of fiscal 2009. Product revenue for the quarter increased sequentially 4.5% from $15.5 million for the third quarter of fiscal 2010.

•

Deferred revenue increased year-over-year by 30.9% to $43.4 million from $33.1 million at the end of the same quarter of fiscal 2009. Deferred revenue for the quarter increased sequentially 11.0% from $39.1 million at the end of the third quarter of fiscal 2010.

•	Gross margin increased year-over-year to 75.7% from 73.3% for the same quarter of fiscal 2009. Gross margin decreased sequentially from 75.9% in the third quarter of fiscal 2010.

•	Operating margin increased year-over-year to 9.0% from negative 1.7% for the same quarter of fiscal 2009. Operating margin decreased sequentially from 10.2% in the third quarter of fiscal 2010.

•	Earnings per share increased year-over-year to $0.11 from negative $0.00 for the same quarter of fiscal 2009. Earnings per share were $0.11 in both the third and fourth quarters of fiscal 2010.

Non-GAAP Financial Highlights for the Fourth Quarter of Fiscal 2010:

•	Non-GAAP gross margin increased year-over-year to 77.0% from 75.0% for the same quarter of fiscal 2009. Non-GAAP gross margin decreased sequentially from 77.4% in the third quarter of fiscal 2010.

•

Non-GAAP operating margin increased year-over-year to 11.7% from 1.4% for the same quarter of fiscal 2009. Non-GAAP operating margin decreased sequentially from 12.9% in the third quarter of fiscal 2010.

•

Non-GAAP earnings per share increased year-over-year to $0.14 from $0.02 for the same quarter of fiscal 2009. Non-GAAP earnings per share were $0.14 in both the third and fourth quarters of fiscal 2010.

First Quarter Fiscal Year 2011 Financial Outlook

OPNET currently expects fiscal 2011 first quarter GAAP revenue to be between $32 million and $34.5 million, and GAAP diluted earnings per share to be between $0.03 and $0.08. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Tuesday, May 11, 2010 at 5:00 pm Eastern Time to review financial results for the fourth quarter of fiscal 2010.

To listen to the OPNET investor conference call:

•	Call 877-377-7550 in the U.S. or 408-337-0151 for international callers, or

•	Use the webcast at www.opnet.com. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 800-642-1687 or 706-645-9291 for international callers. For replay, enter passcode # 69117414. The replay will be available from 8:00 pm Eastern Time May 11th through 11:59 pm Eastern Time May 18th.

•	The webcast will be available at www.opnet.com, archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue — amortization of acquired technology and customer relationships

•	operating expenses — research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue — product updates, technical support and services

•	cost of revenue — professional services

•	operating expenses —research and development

•	operating expenses — sales and marketing

•	operating expenses – general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net income changes from negative to positive when compared to the GAAP net income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common shares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of solutions for managing networks and applications. For more information about OPNET and its products, visit www.opnet.com.

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OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update statements. Forward-looking statements, including statements regarding our ability to generate sustained growth in revenue and profitability and statements concerning expected revenue and diluted earnings per share for the first quarter of fiscal 2011, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission on June 5, 2009. The risk factors set forth in the Company’s Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2010	2009	2010	2009

Revenue:
Product	$16,181	$10,686	$52,252	$51,211
Product updates, technical support, and services	12,351	11,033	47,264	43,067
Professional services	5,905	7,193	26,831	28,601

Total revenue	34,437	28,912	126,347	122,879

Cost of revenue:
Product	1,877	1,152	5,983	3,536
Product updates, technical support, and services	1,284	1,169	4,859	4,665
Professional services	4,760	4,919	19,328	20,911
Amortization of acquired technology and customer relationships	459	472	1,835	2,172

Total cost of revenue	8,380	7,712	32,005	31,284

Gross profit	26,057	21,200	94,342	91,595

Operating expenses:
Research and development	8,480	7,746	32,043	30,791
Sales and marketing	11,480	10,918	43,181	42,533
General and administrative	2,999	3,020	11,011	11,857

Total operating expenses	22,959	21,684	86,235	85,181

Income (loss) from operations	3,098	(484)	8,107	6,414
Interest and other (expense) income, net	(66)	186	(70)	1,246

Income (loss) before provision for income taxes	3,032	(298)	8,037	7,660
Provision (benefit) for income taxes	723	(226)	2,214	2,928

Net income (loss)	$2,309	$(72)	$5,823	$4,732

Basic net income (loss) per common share	$0.11	$(0.00)	$0.28	$0.23

Diluted net income (loss) per common share	$0.11	$(0.00)	$0.28	$0.23

Basic weighted average common shares outstanding	20,639	20,396	20,585	20,332

Diluted weighted average common shares outstanding	21,171	20,396	20,846	20,569

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2010	2009	2009

GAAP gross profit	$26,057	$21,200	$25,482
Stock-based compensation expense included in cost of revenue	5	26	29
Amortization of intangibles included in cost of revenue	459	471	459

Non-GAAP gross profit	$26,521	$21,697	$25,970

GAAP income (loss) from operations	$3,098	$(484)	$3,430
Stock-based compensation expense — total (included in cost of revenue and in operating expenses)	432	381	424
Amortization of intangibles — total (included in cost of revenue and in research and development expenses)	484	521	484

Non-GAAP income from operations	$4,014	$418	$4,338

GAAP net income (loss)	$2,309	$(72)	$2,340
Stock-based compensation expense — total	432	381	424
Amortization of intangibles — total	484	521	484
Provision for income tax (1)	(366)	(360)	(363)

Non-GAAP net income	$2,859	$470	$2,885

Diluted net income (loss) per common share:
GAAP	$0.11	$(0.0)	$0.11

Non-GAAP	$0.14	$0.02	$0.14

Diluted weighted average common shares outstanding
GAAP	21,171	20,396	20,823

Non-GAAP	21,171	20,396	20,823

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40%

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	March 31, 2010	March 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$104,681	$90,990
Marketable securities	—	999
Accounts receivable, net	28,015	24,086
Unbilled accounts receivable	4,765	5,476
Inventory	872	722
Deferred income taxes, prepaid expenses and other current assets	2,816	4,043

Total current assets	141,149	126,316

Property and equipment, net	13,245	13,984
Intangible assets, net	5,109	6,193
Goodwill	14,639	14,639
Deferred income taxes and other assets	4,210	4,932

Total assets	$178,352	$166,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,405	$485
Accrued liabilities	10,932	11,561
Other income taxes	498	849
Deferred rent	432	364
Deferred revenue	38,425	30,223

Total current liabilities	51,692	43,482

Accrued liabilities	145	69
Deferred rent	2,138	2,571
Deferred revenue	4,946	2,910
Other income taxes	755	527

Total liabilities	59,676	49,559

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	99,229	93,292
Retained earnings	37,920	39,570
Accumulated other comprehensive loss	(999)	(1,171)
Treasury stock, at cost	(17,502)	(15,214)

Total stockholders’ equity	118,676	116,505

Total liabilities and stockholders’ equity	$178,352	$166,064